Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2007 relating to the financial statements, which appears in Alseres Pharmaceuticals, Inc.’s (formerly Boston Life Sciences, Inc.) Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2009